News Release

AMERIS BANCORP ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

Highlights of Ameris’s results for the second quarter of 2026 include the following:
•Net income of $51.4 million, or $0.77 per diluted share
•Adjusted net income of $107.3 million, or $1.60 per diluted share
•Return on average assets ("ROA") of 0.73%; Adjusted ROA(1) of 1.53%
•Return on average tangible common equity(1) ("ROTCE") of 6.75%; Adjusted ROTCE of 14.08%
•Revenue growth of 14.9% annualized
•Stable net interest margin (TE) of 3.88%
•Efficiency ratio of 74.45% with adjusted efficiency ratio(1) lower at 50.42%
•Growth in average earning assets of $544.6 million, or 8.5% annualized
•Loan growth of $349.9 million, or 6.4% annualized
•Noninterest-bearing deposit mix improvement to 30.0% of total deposits
•Annualized net charge-off decline to 0.20% of average total loans
•Tangible book value(1) growth of $0.31 per share, or 2.8% annualized, to $45.10 at June 30, 2026
•Share repurchases totaling $19.0 million, or 226,600 shares, during the quarter

ATLANTA, GA, July 23, 2026 - Ameris Bancorp (NYSE: ABCB) (the “Company” or “Ameris”) today reported net income of $51.4 million, or $0.77 per diluted share, for the quarter ended June 30, 2026, compared with $109.8 million, or $1.60 per diluted share, for the quarter ended June 30, 2025. Excluding a litigation accrual and gain on the sale of securities, adjusted net income(1) was $107.3 million, or $1.60 per diluted share, for the quarter ended June 30, 2026, compared with $109.4 million, or $1.59 per diluted share, for the quarter ended June 30, 2025.

For the year-to-date period ending June 30, 2026, the Company reported net income of $161.9 million, or $2.40 per diluted share, compared with $197.8 million, or $2.87 per diluted share, for the same period in 2025. Adjusted net income(1) for the six months ended June 30, 2026 was $217.8 million, or $3.23 per diluted share, compared with $197.5 million, or $2.87 per diluted share, for the same period in 2025.

Commenting on the Company’s results, Palmer Proctor, the Company’s Chief Executive Officer, said, “Ameris delivered another quarter of strong underlying operating performance, underscoring the resilience of our franchise and the earning power of our business and reflecting the consistency of our long-term strategy and disciplined execution across the organization. We generated a return on assets of 1.53% on an adjusted basis, maintained a stable net interest margin of 3.88% and delivered annualized earning asset growth of 8.5%. We continued to build long-term shareholder value through a relentless focus on profitable growth and a high-quality balance sheet funded with 30% noninterest bearing deposits and tangible common equity exceeding 11%. During the quarter, we were pleased to announce our expansion into the Nashville market, another important step in extending our high-performing Southeast franchise and creating additional opportunities for profitable growth.”

Net Interest Income and Net Interest Margin
Net interest income on a tax-equivalent basis (TE) was $253.4 million in the second quarter of 2026, an increase of $8.1 million, or 3.3%, from last quarter and $20.7 million, or 8.9%, compared with the second quarter of 2025. The Company's average earning assets increased during the quarter by $544.6 million, or 8.5% annualized, primarily due to an increase of $356.9 million in average portfolio loans outstanding and an increase of $170.9 million in the average balance of investment securities.

The Company's net interest margin was stable at 3.88% for the second quarter of 2026, unchanged from the first quarter of 2026 and an 11 basis point improvement from the 3.77% reported for the second quarter of 2025.

Yields on earning assets increased four basis points during the quarter to 5.61%, compared with 5.57% in the first quarter of 2026. This increase is primarily related to a 40 basis point increase in yield on taxable investment securities and a 12 basis point increase in yield on loans held for sale, partially offset by a one-basis point decrease in yield on portfolio loans outstanding during the second quarter of 2026.

The Company’s total cost of funds increased three basis points to 1.91% in the second quarter of 2026, compared with 1.88% in the first quarter of 2026, and improved 15 basis points compared with the second quarter of 2025. Deposit costs increased one-basis point during the second quarter of 2026 to 1.77%, compared with 1.76% in the first quarter of 2026. Costs of interest-bearing deposits during the quarter were 2.52%, an increase of two-basis points compared with the first quarter of 2026.

Noninterest Income
Noninterest income increased $3.6 million, or 5.2%, in the second quarter of 2026 to $73.5 million, compared with $69.9 million for the first quarter of 2026, driven primarily by a $7.4 million securities gain. Mortgage banking activity decreased $4.5 million, or 12.1%, to $32.5 million in the second quarter of 2026, compared with $37.0 million for the first quarter of 2026. Total production in the retail mortgage division increased $65.2 million, or 6.0%, to $1.15 billion in the second quarter of 2026, compared with $1.09 billion for the first quarter of 2026. The retail mortgage open pipeline was $609.3 million at the end of the second quarter of 2026, compared with $632.7 million at the end of the first quarter of 2026. Gain on sale spreads decreased to 2.04% in the second quarter of 2026 from 2.08% for the first quarter of 2026. Gain on securities was $7.4 million for the second quarter of 2026, primarily resulting from a gain on the conversion of Visa Class B-2 shares during the quarter and related gain on sale and mark-to-market adjustments. Other noninterest income increased $437,000, or 4.8%, in the second quarter of 2026 to $9.6 million, compared with $9.1 million for the first quarter of 2026.

Noninterest Expense
Noninterest expense increased $85.6 million, or 54.5%, to $242.7 million during the second quarter of 2026, compared with $157.1 million for the first quarter of 2026. The increase was driven by a litigation expense accrual of $82.5 million related to a jury verdict in an employment case in California. Adjusted noninterest expense(1) increased $3.1 million, or 2.0%, compared with the first quarter of 2026, primarily due to increased legal expenses and charitable donations. Management continues to focus on delivering high performing operating efficiency, with an adjusted efficiency ratio(1) of 50.42% in the second quarter of 2026, compared with 49.97% in the first quarter of 2026 and 51.74% in the second quarter of 2025.

Income Tax Expense
The Company's effective tax rate for the second quarter of 2026 was 22.1%, compared with 21.5% for the first quarter of 2026. The increased rate resulted primarily from a decline in the excess benefit from share-based compensation awards compared with the first quarter of 2026.

Balance Sheet Trends
Total assets at June 30, 2026 were $28.49 billion, compared with $28.11 billion at March 31, 2026 and $27.52 billion at December 31, 2025. During the second quarter of 2026, loans, net of unearned income, increased by $349.9 million, or 6.4% annualized. Loans held for sale decreased to $482.2 million at June 30, 2026 from $623.2 million at December 31, 2025. Debt securities available-for-sale amounted to $2.46 billion, compared with $2.35 billion at March 31, 2026 and $2.21 billion at December 31, 2025.

At June 30, 2026, total deposits amounted to $22.59 billion, compared with $22.38 billion at December 31, 2025. Average deposits in the second quarter of 2026 increased $243.4 million, or 4.4% annualized; however, end of period balances decreased $49.2 million, with noninterest bearing deposits increasing $33.9 million and interest bearing decreasing $83.1 million. Non-brokered, non-public fund deposits decreased $112.2 million, seasonal outflows of public funds totaled $111.0 million and brokered CDs increased $174.0 million. Noninterest-bearing accounts as a percentage of total deposits increased, such that at June 30, 2026, noninterest-bearing deposit accounts represented $6.78 billion, or 30.0% of total deposits, compared with $6.43 billion, or 28.7% of total deposits, at December 31, 2025.

Shareholders’ equity at June 30, 2026 totaled $4.09 billion, an increase of $14.5 million, or 0.4%, from December 31, 2025. The increase in shareholders’ equity was primarily the result of earnings of $161.9 million during the first six months of 2026, largely offset by share repurchases, dividends declared and a decrease in accumulated other comprehensive income of $24.8 million resulting from changes in interest rates on the Company's investment portfolio. Tangible book value per share(1) increased $0.92 per share, or 4.2% annualized, during the first six months of 2026 to $45.10 at June 30, 2026. Tangible common equity as a percentage of tangible assets was 11.04% at June 30, 2026, compared with 11.37% at the end of 2025. The Company repurchased 226,600 shares of its common stock during the quarter ending June 30, 2026.

Credit Quality
During the second quarter of 2026, the Company recorded a provision for credit losses of $17.3 million, compared with a provision of $16.6 million in the first quarter of 2026. The allowance for credit losses on loans was 1.62% of loans at June 30, 2026, unchanged from the end of 2025. Nonperforming assets as a percentage of total assets increased two basis points to 0.47% during the quarter. Approximately $33.7 million, or 25.4%, of the nonperforming assets at June 30, 2026 were GNMA-guaranteed mortgage loans, which present minimal loss exposure for the Company. Excluding these government-guaranteed loans, nonperforming assets as a percentage of total assets increased two basis points to 0.35% at June 30, 2026, compared with 0.33% at the end of the first quarter of 2026. The net charge-off ratio was 20 basis points for the second quarter of 2026, compared with 21 basis points for the first quarter of 2026.

Conference Call
The Company will host a teleconference at 9:00 a.m. Eastern time on Friday, July 24, 2026, to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-844-481-2939. The conference call ID is Ameris Bancorp. A replay of the call will be available beginning one hour after the end of the conference call until July 31, 2026. To listen to the replay, dial 1-855-669-9658. The conference replay access code is 7503680. The financial information discussed will be available on the Investor Relations page of the Ameris Bank website at ir.amerisbank.com. Participants also may listen to a live webcast of the presentation by visiting the link on the Investor Relations page of the Ameris Bank website.

About Ameris Bancorp
Ameris Bancorp is the parent of Ameris Bank, a state-chartered bank headquartered in Atlanta, Georgia. Ameris operates financial centers in five southeastern states and also serves consumer and business customers nationwide through select lending channels. Ameris manages $28.5 billion in assets as of June 30, 2026, and provides a full range of traditional banking and lending products, treasury and cash management, insurance premium financing, and mortgage and refinancing services. Learn more about Ameris at www.amerisbank.com.

(1) Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP financial measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures that may be presented by other companies.

This news release contains forward-looking statements, as defined by federal securities laws, including, among other forward-looking statements, certain plans, expectations and goals. Words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, as well as similar expressions, are meant to identify forward-looking statements. The forward-looking statements in this news release are based on management's opinions only as of the date hereof and are provided to assist in the understanding of potential future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements, including, without limitation, the following: general competitive, economic, unemployment, political and market conditions and fluctuations, including real estate market conditions, and the effects of such conditions and fluctuations on the creditworthiness and payment behavior of borrowers, collateral values, asset recovery values and the value of investment securities; movements in interest rates and their impacts on net interest margin, investment security valuations and other performance measures; expectations on credit quality and performance; legislative and regulatory changes; changes in U.S. government trade, monetary and fiscal policies, including tariffs; competitive pressures on product pricing and services; fraud, theft or other misconduct impacting our customers or operations; cybersecurity risks, including data breaches, malware, ransomware and account takeover; the success and timing of our business strategies and plans; our outlook and long-term goals for future growth; and natural disasters, geopolitical events, acts of war or terrorism or other hostilities, public health crises and other catastrophic events beyond our control. For a discussion of some of the other risks and other factors that may cause such forward-looking statements to differ materially from actual results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequently filed periodic reports and other filings. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements except as required by law.

For more information, contact:
Brady Gailey
Executive Director of Corporate Development
(404) 240-1517

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Financial Highlights	Table 1
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2026	2026	2025	2025	2025	2026	2025
EARNINGS
Net income	$51,446	$110,492	$108,356	$106,029	$109,834	$161,938	$197,769
Adjusted net income(1)	$107,309	$110,492	$108,838	$104,040	$109,444	$217,801	$197,470

COMMON SHARE DATA
Earnings per share available to common shareholders
Basic	$0.77	$1.64	$1.59	$1.55	$1.60	$2.41	$2.88
Diluted	$0.77	$1.63	$1.59	$1.54	$1.60	$2.40	$2.87
Adjusted diluted EPS(1)	$1.60	$1.63	$1.59	$1.52	$1.59	$3.23	$2.87
Cash dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Book value per share (period end)	$60.96	$60.64	$59.92	$58.56	$57.02	$60.96	$57.02
Tangible book value per share (period end)(1)	$45.10	$44.79	$44.18	$42.90	$41.32	$45.10	$41.32
Weighted average number of shares
Basic	66,883,935	67,540,444	68,022,346	68,401,737	68,594,608	67,210,376	68,689,506
Diluted	67,099,941	67,766,997	68,328,365	68,665,669	68,796,577	67,430,193	68,912,750
Period end number of shares	67,106,587	67,320,298	68,022,316	68,587,742	68,711,043	67,106,587	68,711,043
Market data
High intraday price	$91.41	$87.98	$78.99	$76.58	$65.43	$91.41	$68.85
Low intraday price	$77.01	$73.20	$68.80	$64.30	$48.27	$73.20	$48.27
Period end closing price	$90.26	$77.99	$74.27	$73.31	$64.70	$90.26	$64.70
Average daily volume	531,184	558,814	448,341	435,766	416,355	544,887	423,428

PERFORMANCE RATIOS
Return on average assets	0.73%	1.62%	1.57%	1.56%	1.65%	1.17%	1.51%
Adjusted return on average assets(1)	1.53%	1.62%	1.58%	1.53%	1.64%	1.57%	1.50%
Return on average common equity	5.00%	10.91%	10.63%	10.61%	11.40%	7.94%	10.41%
Adjusted return on average tangible common equity(1)	14.08%	14.75%	14.53%	14.29%	15.76%	14.41%	14.48%
Earning asset yield (TE)	5.61%	5.57%	5.61%	5.66%	5.64%	5.59%	5.63%
Total cost of funds	1.91%	1.88%	1.95%	2.05%	2.06%	1.89%	2.06%
Net interest margin (TE)	3.88%	3.88%	3.85%	3.80%	3.77%	3.88%	3.75%
Efficiency ratio	74.45%	49.97%	46.59%	49.19%	51.63%	62.43%	52.22%
Adjusted efficiency ratio(1)	50.42%	49.97%	46.68%	49.62%	51.74%	50.19%	52.25%

CAPITAL ADEQUACY (period end)
Shareholders' equity to assets	14.36%	14.52%	14.81%	14.82%	14.68%	14.36%	14.68%
Tangible common equity to tangible assets(1)	11.04%	11.15%	11.37%	11.31%	11.09%	11.04%	11.09%

OTHER DATA (period end)
Full time equivalent employees
Banking Division	2,039	2,023	2,043	2,068	2,036	2,039	2,036
Retail Mortgage Division	516	528	538	546	550	516	550
Warehouse Lending Division	7	7	7	8	8	7	8
Premium Finance Division	88	84	85	78	78	88	78
Total Ameris Bancorp FTE headcount	2,650	2,642	2,673	2,700	2,672	2,650	2,672

Branch locations	163	163	163	164	164	163	164
Deposits per branch location	$138,574	$138,876	$137,276	$135,537	$133,736	$138,574	$133,736
(1)Considered non-GAAP financial measure - See reconciliation of GAAP to non-GAAP financial measures in tables 9A - 9D

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Income Statement	Table 2
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2026	2026	2025	2025	2025	2026	2025
Interest income
Interest and fees on loans	$326,705	$317,883	$323,833	$321,457	$315,893	$644,588	$620,061
Interest on taxable securities	30,217	25,474	24,886	23,253	20,696	55,691	39,188
Interest on nontaxable securities	383	374	422	343	334	757	663
Interest on deposits in other banks	8,270	8,040	8,922	9,993	10,715	16,310	21,504
Total interest income	365,575	351,771	358,063	355,046	347,638	717,346	681,416

Interest expense
Interest on deposits	98,995	96,227	105,314	106,851	106,796	195,222	212,011
Interest on other borrowings	14,096	11,108	7,442	10,231	9,029	25,204	15,753
Total interest expense	113,091	107,335	112,756	117,082	115,825	220,426	227,764

Net interest income	252,484	244,436	245,307	237,964	231,813	496,920	453,652

Provision for loan losses	15,894	17,895	16,601	11,176	3,110	33,789	19,629
Provision for unfunded commitments	1,360	(1,338)	6,348	11,446	(335)	22	5,038
Provision for other credit losses	(1)	(6)	1	8	(3)	(7)	(3)
Provision for credit losses	17,253	16,551	22,950	22,630	2,772	33,804	24,664
Net interest income after provision for credit losses	235,231	227,885	222,357	215,334	229,041	463,116	428,988

Noninterest income
Service charges on deposit accounts	14,044	13,679	14,088	13,931	13,493	27,723	26,626
Mortgage banking activity	32,526	37,008	31,874	40,666	39,221	69,534	74,475
Other service charges, commissions and fees	1,065	1,027	1,102	1,124	1,158	2,092	2,267
Gain on securities	7,392	—	12	1,581	—	7,392	40
Equipment finance activity	8,948	9,086	8,434	8,858	6,572	18,034	13,270
Other noninterest income	9,557	9,120	6,317	10,114	8,467	18,677	16,256
Total noninterest income	73,532	69,920	61,827	76,274	68,911	143,452	132,934

Noninterest expense
Salaries and employee benefits	91,494	91,366	81,997	90,948	89,308	182,860	175,923
Occupancy and equipment	12,555	11,625	11,321	11,524	11,401	24,180	22,078
Data processing and communications expenses	15,571	16,793	16,236	16,058	15,366	32,364	30,221
Credit resolution-related expenses(1)	798	509	953	770	657	1,307	1,422
Advertising and marketing	3,452	3,296	1,984	3,377	3,745	6,748	6,628
Amortization of intangible assets	3,114	3,393	3,879	3,879	4,076	6,507	8,179
Loan servicing expenses	7,205	7,380	7,267	8,142	7,897	14,585	15,720
Other noninterest expenses	108,525	22,718	19,453	19,868	22,810	131,243	46,123
Total noninterest expense	242,714	157,080	143,090	154,566	155,260	399,794	306,294

Income before income tax expense	66,049	140,725	141,094	137,042	142,692	206,774	255,628
Income tax expense	14,603	30,233	32,738	31,013	32,858	44,836	57,859
Net income	$51,446	$110,492	$108,356	$106,029	$109,834	$161,938	$197,769

Diluted earnings per common share	$0.77	$1.63	$1.59	$1.54	$1.60	$2.40	$2.87

(1) Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Period End Balance Sheet	Table 3
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2026	2026	2025	2025	2025
Assets
Cash and due from banks	$237,431	$235,114	$253,807	$216,927	$249,676
Interest-bearing deposits in banks	959,682	1,094,185	835,113	826,237	920,594
Debt securities available-for-sale, at fair value	2,460,623	2,353,396	2,207,173	2,131,671	1,871,298
Debt securities held-to-maturity, at amortized cost	208,155	202,550	203,242	202,581	176,487
Other investments	123,871	100,718	85,443	70,644	69,910
Loans held for sale	482,220	496,629	623,152	604,136	544,091

Loans, net of unearned income	22,177,865	21,827,980	21,513,522	21,258,374	21,041,497
Allowance for credit losses	(359,513)	(354,682)	(348,141)	(345,294)	(341,567)
Loans, net	21,818,352	21,473,298	21,165,381	20,913,080	20,699,930

Other real estate owned	4,043	3,091	2,918	3,137	1,825
Premises and equipment, net	220,500	216,397	213,097	211,567	211,434
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangible assets, net	48,317	51,430	54,824	58,703	62,582
Cash value of bank owned life insurance	427,789	424,164	420,583	417,096	414,381
Deferred income taxes, net				—
Other assets	482,214	443,317	435,500	428,404	442,299
Total assets	$28,488,843	$28,109,935	$27,515,879	$27,099,829	$26,680,153

Liabilities
Deposits
Noninterest-bearing	$6,782,882	$6,748,976	$6,426,145	$6,757,233	$6,800,519
Interest-bearing	15,804,691	15,887,764	15,949,850	15,470,845	15,132,156
Total deposits	22,587,573	22,636,740	22,375,995	22,228,078	21,932,675
Other borrowings	1,250,049	887,974	558,039	337,094	376,700
Subordinated deferrable interest debentures	135,299	134,801	134,302	133,804	133,306
Other liabilities	425,345	368,293	371,515	384,152	319,794
Total liabilities	24,398,266	24,027,808	23,439,851	23,083,128	22,762,475

Shareholders' Equity
Preferred stock	—	—	—	—	—
Common stock	73,265	73,252	72,898	72,900	72,897
Capital stock	1,978,573	1,973,881	1,971,131	1,968,124	1,964,896
Retained earnings	2,345,292	2,307,358	2,210,385	2,115,712	2,023,493
Accumulated other comprehensive income (loss), net of tax	(16,508)	(1,476)	8,312	5,171	(6,886)
Treasury stock	(290,045)	(270,888)	(186,698)	(145,206)	(136,722)
Total shareholders' equity	4,090,577	4,082,127	4,076,028	4,016,701	3,917,678
Total liabilities and shareholders' equity	$28,488,843	$28,109,935	$27,515,879	$27,099,829	$26,680,153

Other Data
Earning assets	$26,412,416	$26,075,458	$25,467,645	$25,093,643	$24,623,877
Intangible assets	1,063,963	1,067,076	1,070,470	1,074,349	1,078,228
Interest-bearing liabilities	17,190,039	16,910,539	16,642,191	15,941,743	15,642,162
Average assets	28,210,184	27,672,313	27,394,953	26,972,134	26,757,322
Average common shareholders' equity	4,122,923	4,107,670	4,044,338	3,964,207	3,865,031

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Asset Quality Information	Table 4
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Allowance for Credit Losses
Balance at beginning of period	$406,755	$401,558	$392,362	$377,181	$381,507	$401,558	$368,663

Provision for loan losses	15,894	17,895	16,601	11,176	3,110	33,789	19,629
Provision for unfunded commitments	1,360	(1,338)	6,348	11,446	(335)	22	5,038
Provision for other credit losses	(1)	(6)	1	8	(3)	(7)	(3)
Provision for credit losses	17,253	16,551	22,950	22,630	2,772	33,804	24,664

Charge-offs	16,616	17,527	19,575	13,631	14,227	34,143	29,610
Recoveries	5,553	6,173	5,821	6,182	7,129	11,726	13,464
Net charge-offs (recoveries)	11,063	11,354	13,754	7,449	7,098	22,417	16,146

Ending balance	$412,945	$406,755	$401,558	$392,362	$377,181	$412,945	$377,181

Allowance for loan losses	$359,513	$354,682	$348,141	$345,294	$341,567	$359,513	$341,567
Allowance for unfunded commitments	53,364	52,004	53,342	46,994	35,548	53,364	35,548
Allowance for other credit losses	68	69	75	74	66	68	66
Total allowance for credit losses	$412,945	$406,755	$401,558	$392,362	$377,181	$412,945	$377,181

Non-Performing Assets
Nonaccrual portfolio loans	$86,819	$81,969	$84,711	$77,257	$75,286	$86,819	$75,286
Other real estate owned	4,043	3,091	2,918	3,137	1,825	4,043	1,825
Repossessed assets	—	4	4	3	2	—	2
Accruing loans delinquent 90 days or more	8,364	8,230	8,492	9,325	8,415	8,364	8,415
Non-performing portfolio assets	$99,226	$93,294	$96,125	$89,722	$85,528	$99,226	$85,528
Serviced GNMA-guaranteed mortgage nonaccrual loans	33,707	34,489	24,347	19,706	11,733	33,707	11,733
Total non-performing assets	$132,933	$127,783	$120,472	$109,428	$97,261	$132,933	$97,261

Asset Quality Ratios
Non-performing portfolio assets as a percent of total assets	0.35%	0.33%	0.35%	0.33%	0.32%	0.35%	0.32%
Total non-performing assets as a percent of total assets	0.47%	0.45%	0.44%	0.40%	0.36%	0.47%	0.36%
Net charge-offs as a percent of average loans (annualized)	0.20%	0.21%	0.26%	0.14%	0.14%	0.21%	0.16%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Loan Information	Table 5
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands)	2026	2026	2025	2025	2025
Loans by Type
Commercial and industrial	$3,453,501	$3,400,837	$3,288,505	$3,299,269	$3,184,211
Consumer	157,252	166,652	180,010	202,688	209,990
Mortgage warehouse	1,345,808	1,232,103	1,150,782	1,083,941	1,092,475
Municipal	415,396	420,775	434,234	437,823	436,759
Premium Finance	1,534,445	1,365,018	1,306,267	1,358,259	1,294,293
Real estate - construction and development	1,702,983	1,564,242	1,469,250	1,411,178	1,485,842
Real estate - commercial and farmland	9,243,359	9,364,885	9,311,405	9,054,927	8,877,750
Real estate - residential	4,325,121	4,313,468	4,373,069	4,410,289	4,460,177
Total loans	$22,177,865	$21,827,980	$21,513,522	$21,258,374	$21,041,497

Loans by Risk Grade
Pass	$21,942,518	$21,598,675	$21,305,745	$21,058,458	$20,820,888
Other assets especially mentioned	61,021	49,359	39,709	37,236	66,677
Substandard	174,326	179,946	168,068	162,680	153,932
Total loans	$22,177,865	$21,827,980	$21,513,522	$21,258,374	$21,041,497

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Average Balances	Table 6
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Earning Assets
Interest-bearing deposits in banks	$883,521	$879,724	$884,149	$883,976	$951,851	$881,633	$965,930
Debt securities - taxable	2,703,887	2,532,669	2,432,934	2,282,470	2,117,596	2,618,751	2,058,241
Debt securities - nontaxable	44,914	45,241	45,237	44,823	41,299	45,077	41,344
Loans held for sale	629,469	616,530	758,588	706,679	730,770	623,035	648,607
Loans	21,947,729	21,590,793	21,278,859	21,038,350	20,928,825	21,770,247	20,775,652
Total Earning Assets	$26,209,520	$25,664,957	$25,399,767	$24,956,298	$24,770,341	$25,938,743	$24,489,774

Deposits
Noninterest-bearing deposits	$6,695,490	$6,547,843	$6,668,120	$6,849,129	$6,766,557	$6,622,075	$6,645,340
NOW accounts	4,212,047	4,195,369	4,052,397	3,900,999	3,939,802	4,203,754	3,963,995
MMDA	7,072,892	7,189,981	7,347,897	6,977,134	6,918,382	7,131,112	6,914,988
Savings accounts	774,903	760,258	754,439	756,383	766,331	767,621	766,738
Retail CDs	2,250,844	2,268,935	2,325,456	2,344,084	2,393,402	2,259,840	2,415,067
Brokered CDs	1,420,811	1,221,181	1,249,020	1,070,735	1,145,043	1,321,548	1,054,409
Total Deposits	22,426,987	22,183,567	22,397,329	21,898,464	21,929,517	22,305,950	21,760,537
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—	1	—	1	—	1	—
FHLB advances	1,171,702	871,128	423,669	443,243	326,054	1,022,245	238,283
Other borrowings	9,768	9,899	9,920	169,994	193,492	9,833	193,493
Subordinated deferrable interest debentures	135,037	134,537	134,041	133,541	133,043	134,789	132,795
Total Non-Deposit Funding	1,316,507	1,015,565	567,630	746,779	652,589	1,166,868	564,571
Total Funding	$23,743,494	$23,199,132	$22,964,959	$22,645,243	$22,582,106	$23,472,818	$22,325,108

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Interest Income and Interest Expense (TE)	Table 7
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Interest Income
Interest-bearing deposits in banks	$8,270	$8,040	$8,922	$9,993	$10,715	$16,310	$21,504
Debt securities - taxable	30,217	25,474	24,886	23,253	20,696	55,691	39,188
Debt securities - nontaxable (TE)	485	473	535	434	423	958	839
Loans held for sale	9,478	9,000	11,233	11,237	11,578	18,478	20,623
Loans (TE)	318,079	309,732	313,467	311,082	305,154	627,811	601,118
Total Earning Assets	$366,529	$352,719	$359,043	$355,999	$348,566	$719,248	$683,272

Interest Expense
Interest-Bearing Deposits
NOW accounts	$18,925	$18,106	$18,508	$18,230	$18,144	$37,031	$36,450
MMDA	47,070	46,737	52,455	54,657	53,469	93,807	105,730
Savings accounts	688	679	734	813	826	1,367	1,656
Retail CDs	18,531	18,958	20,567	21,253	21,852	37,489	45,097
Brokered CDs	13,781	11,747	13,050	11,898	12,505	25,528	23,078
Total Interest-Bearing Deposits	98,995	96,227	105,314	106,851	106,796	195,222	212,011
Non-Deposit Funding
FHLB advances	11,182	8,179	4,347	4,863	3,508	19,361	4,870
Other borrowings	129	159	169	2,328	2,499	288	4,849
Subordinated deferrable interest debentures	2,785	2,770	2,926	3,040	3,022	5,555	6,034
Total Non-Deposit Funding	14,096	11,108	7,442	10,231	9,029	25,204	15,753
Total Interest-Bearing Funding	$113,091	$107,335	$112,756	$117,082	$115,825	$220,426	$227,764

Net Interest Income (TE)	$253,438	$245,384	$246,287	$238,917	$232,741	$498,822	$455,508

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Yields(1)	Table 8
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
	2026	2026	2025	2025	2025	2026	2025
Earning Assets
Interest-bearing deposits in banks	3.75%	3.71%	4.00%	4.48%	4.52%	3.73%	4.49%
Debt securities - taxable	4.48%	4.08%	4.06%	4.04%	3.92%	4.29%	3.84%
Debt securities - nontaxable (TE)	4.33%	4.24%	4.69%	3.84%	4.11%	4.29%	4.09%
Loans held for sale	6.04%	5.92%	5.87%	6.31%	6.35%	5.98%	6.41%
Loans (TE)	5.81%	5.82%	5.84%	5.87%	5.85%	5.82%	5.83%
Total Earning Assets	5.61%	5.57%	5.61%	5.66%	5.64%	5.59%	5.63%

Interest-Bearing Deposits
NOW accounts	1.80%	1.75%	1.81%	1.85%	1.85%	1.78%	1.85%
MMDA	2.67%	2.64%	2.83%	3.11%	3.10%	2.65%	3.08%
Savings accounts	0.36%	0.36%	0.39%	0.43%	0.43%	0.36%	0.44%
Retail CDs	3.30%	3.39%	3.51%	3.60%	3.66%	3.35%	3.77%
Brokered CDs	3.89%	3.90%	4.15%	4.41%	4.38%	3.90%	4.41%
Total Interest-Bearing Deposits	2.52%	2.50%	2.66%	2.82%	2.83%	2.51%	2.83%
Non-Deposit Funding
Federal funds purchased and securities sold under agreements to repurchase	—%	—%	—%	—%	—%	—%	—%
FHLB advances	3.83%	3.81%	4.07%	4.35%	4.32%	3.82%	4.12%
Other borrowings	5.30%	6.51%	6.76%	5.43%	5.18%	5.91%	5.05%
Subordinated deferrable interest debentures	8.27%	8.35%	8.66%	9.03%	9.11%	8.31%	9.16%
Total Non-Deposit Funding	4.29%	4.44%	5.20%	5.44%	5.55%	4.36%	5.63%
Total Interest-Bearing Liabilities	2.66%	2.61%	2.74%	2.94%	2.94%	2.64%	2.93%

Net Interest Spread	2.95%	2.96%	2.87%	2.72%	2.70%	2.95%	2.70%

Net Interest Margin(2)	3.88%	3.88%	3.85%	3.80%	3.77%	3.88%	3.75%

Total Cost of Funds(3)	1.91%	1.88%	1.95%	2.05%	2.06%	1.89%	2.06%
(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 21%.
(2) Rate calculated based on average earning assets.
(3) Rate calculated based on total average funding including noninterest-bearing deposits.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations

Adjusted Net Income	Table 9A
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2026	2026	2025	2025	2025	2026	2025
Net income available to common shareholders	$51,446	$110,492	$108,356	$106,029	$109,834	$161,938	$197,769

Adjustment items:
Litigation accrual	82,503	—	—	—	—	82,503	—
Loss (gain) on sale of MSR	—	—	1,127	(125)	(356)	—	(342)
Gain on securities	(7,392)	—	(12)	(1,581)	—	(7,392)	(40)
Servicing right impairment (recovery)	—	—	910	—	—	—	—
Gain on BOLI proceeds	(846)	—	(220)	(390)	—	(846)	(11)
FDIC special assessment	—	—	(1,136)	(318)	(138)	—	—
Tax effect of adjustment items (Note 1)	(18,402)	—	(217)	495	121	(18,402)	94
After tax adjustment items	55,863	—	452	(1,919)	(373)	55,863	(299)
Adjusted net income	$107,309	$110,492	$108,808	$104,110	$109,461	$217,801	$197,470

Weighted average number of shares - diluted	67,099,941	67,766,997	68,328,365	68,665,669	68,796,577	67,430,193	68,912,750
Net income per diluted share	$0.77	$1.63	$1.59	$1.54	$1.60	$2.40	$2.87
Adjusted net income per diluted share	$1.60	$1.63	$1.59	$1.52	$1.59	$3.23	$2.87

Average assets	$28,210,184	$27,672,313	$27,394,953	$26,972,134	$26,757,322	$27,946,326	$26,494,831
Return on average assets	0.73%	1.62%	1.57%	1.56%	1.65%	1.17%	1.51%
Adjusted return on average assets	1.53%	1.62%	1.58%	1.53%	1.64%	1.57%	1.50%

Average common equity	$4,122,923	$4,107,670	$4,044,338	$3,964,207	$3,865,031	$4,115,344	$3,831,775
Average tangible common equity	$3,057,445	$3,039,019	$2,971,985	$2,887,961	$2,784,819	$3,048,288	$2,749,529
Return on average common equity	5.00%	10.91%	10.63%	10.61%	11.40%	7.94%	10.41%
Return on average tangible common equity	6.75%	14.75%	14.46%	14.57%	15.82%	10.71%	14.50%
Adjusted return on average tangible common equity	14.08%	14.75%	14.53%	14.29%	15.76%	14.41%	14.48%

Note 1: Tax effect is calculated utilizing a 24.5% rate for taxable adjustments. Gain on BOLI proceeds is non-taxable and no tax effect is included.

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Adjusted Efficiency Ratio	Table 9B
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Adjusted Noninterest Expense
Total noninterest expense	$242,714	$157,080	$143,090	$154,566	$155,260	$399,794	$306,294
Adjustment items:
Litigation accrual	(82,503)	—	—	—	—	(82,503)	—
FDIC special assessment	—	—	1,136	318	138	—	—
Adjusted noninterest expense	$160,211	$157,080	$144,226	$154,884	$155,398	$317,291	$306,294

Adjusted Total Revenue
Net interest income	$252,484	$244,436	$245,307	$237,964	$231,813	$496,920	$453,652
Noninterest income	73,532	69,920	61,827	76,274	68,911	143,452	132,934
Total revenue	326,016	314,356	307,134	314,238	300,724	$640,372	$586,586
Adjustment items:
Gain on securities	(7,392)	—	(12)	(1,581)	—	(7,392)	(40)
(Gain)/loss on sale of MSR	—	—	1,127	(125)	(356)	—	(342)
Gain on BOLI proceeds	(846)	—	(220)	(390)	—	(846)	(11)
Servicing right impairment (recovery)	—	—	910	—	—	—	—
Adjusted total revenue	$317,778	$314,356	$308,939	$312,142	$300,368	$632,134	$586,193

Efficiency ratio	74.45%	49.97%	46.59%	49.19%	51.63%	62.43%	52.22%
Adjusted efficiency ratio	50.42%	49.97%	46.68%	49.62%	51.74%	50.19%	52.25%

Tangible Book Value Per Share	Table 9C
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands except per share data)	2026	2026	2025	2025	2025	2026	2025
Total shareholders' equity	$4,090,577	$4,082,127	$4,076,028	$4,016,701	$3,917,678	$4,090,577	$3,917,678
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	48,317	51,430	54,824	58,703	62,582	48,317	62,582
Total tangible shareholders' equity	$3,026,614	$3,015,051	$3,005,558	$2,942,352	$2,839,450	$3,026,614	$2,839,450

Period end number of shares	67,106,587	67,320,298	68,022,316	68,587,742	68,711,043	67,106,587	68,711,043
Book value per share (period end)	$60.96	$60.64	$59.92	$58.56	$57.02	$60.96	$57.02
Tangible book value per share (period end)	$45.10	$44.79	$44.18	$42.90	$41.32	$45.10	$41.32

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Non-GAAP Reconciliations (continued)

Tangible Common Equity to Tangible Assets ("TCE Ratio")	Table 9D
	Jun	Mar	Dec	Sep	Jun
(dollars in thousands except per share data)	2026	2026	2025	2025	2025
Total shareholders' equity	$4,090,577	$4,082,127	$4,076,028	$4,016,701	$3,917,678
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	48,317	51,430	54,824	58,703	62,582
Total tangible shareholders' equity	$3,026,614	$3,015,051	$3,005,558	$2,942,352	$2,839,450

Total assets	$28,488,843	$28,109,935	$27,515,879	$27,099,829	$26,680,153
Less:
Goodwill	1,015,646	1,015,646	1,015,646	1,015,646	1,015,646
Other intangibles, net	48,317	51,430	54,824	58,703	62,582
Total tangible assets	$27,424,880	$27,042,859	$26,445,409	$26,025,480	$25,601,925

Equity to Assets	14.36%	14.52%	14.81%	14.82%	14.68%
Tangible Common Equity to Tangible Assets	11.04%	11.15%	11.37%	11.31%	11.09%

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Retail Mortgage Division
Net interest income	$15,844	$16,828	$19,312	$20,179	$22,031	$32,672	$43,875
Provision for credit losses	(3,346)	3,074	(3,142)	529	1,010	(272)	6,201
Noninterest income	32,151	36,316	30,056	40,081	37,726	68,467	72,455
Noninterest expense
Salaries and employee benefits	21,493	21,912	21,413	21,589	24,358	43,405	45,353
Occupancy and equipment expenses	685	649	754	760	811	1,334	1,640
Data processing and telecommunications expenses	1,302	1,224	1,315	1,232	1,391	2,526	2,688
Other noninterest expenses	11,587	12,532	11,547	12,480	12,496	24,119	24,459
Total noninterest expense	35,067	36,317	35,029	36,061	39,056	71,384	74,140
Income before income tax expense	16,274	13,753	17,481	23,670	19,691	30,027	35,989
Income tax expense	3,417	2,888	3,671	4,970	4,135	6,305	7,558
Net income	$12,857	$10,865	$13,810	$18,700	$15,556	$23,722	$28,431

Warehouse Lending Division
Net interest income	$8,825	$7,594	$7,430	$7,474	$7,091	$16,419	$12,993
Provision for credit losses	184	177	129	23	369	361	194
Noninterest income	794	796	736	756	1,893	1,590	2,447
Noninterest expense
Salaries and employee benefits	468	544	556	566	618	1,012	1,170
Occupancy and equipment expenses	7	8	7	7	7	15	14
Data processing and telecommunications expenses	59	35	54	57	59	94	97
Other noninterest expenses	184	179	195	195	96	363	366
Total noninterest expense	718	766	812	825	780	1,484	1,647
Income before income tax expense	8,717	7,447	7,225	7,382	7,835	16,164	13,599
Income tax expense	1,831	1,564	1,517	1,550	1,646	3,395	2,856
Net income	$6,886	$5,883	$5,708	$5,832	$6,189	$12,769	$10,743

Premium Finance Division
Net interest income	$12,515	$11,647	$11,802	$12,251	$11,190	$24,162	$21,070
Provision for credit losses	417	1,447	926	461	716	1,864	1,172
Noninterest income	18	17	17	18	17	35	33
Noninterest expense
Salaries and employee benefits	2,865	2,664	2,446	2,492	2,331	5,529	4,683
Occupancy and equipment expenses	40	38	37	39	36	78	73
Data processing and telecommunications expenses	169	186	106	101	91	355	220
Other noninterest expenses	390	687	1,240	1,075	1,115	1,077	2,084
Total noninterest expense	3,464	3,575	3,829	3,707	3,573	7,039	7,060
Income before income tax expense	8,652	6,642	7,064	8,101	6,918	15,294	12,871
Income tax expense	1,817	1,384	1,450	1,669	1,410	3,201	2,624
Net income	$6,835	$5,258	$5,614	$6,432	$5,508	$12,093	$10,247

AMERIS BANCORP AND SUBSIDIARIES
FINANCIAL TABLES

Segment Reporting (continued)	Table 10
	Three Months Ended					Six Months Ended
	Jun	Mar	Dec	Sep	Jun	Jun	Jun
(dollars in thousands)	2026	2026	2025	2025	2025	2026	2025
Banking Division
Net interest income	$215,300	$208,367	$206,763	$198,060	$191,501	$423,667	$375,714
Provision for credit losses	19,998	11,853	25,037	21,617	677	31,851	17,097
Noninterest income	40,569	32,791	31,018	35,419	29,275	73,360	57,999
Noninterest expense
Salaries and employee benefits	66,668	66,246	57,582	66,301	62,001	132,914	124,717
Occupancy and equipment expenses	11,823	10,930	10,523	10,718	10,547	22,753	20,351
Data processing and telecommunications expenses	14,041	15,348	14,761	14,668	13,825	29,389	27,216
Other noninterest expenses	110,933	23,898	20,554	22,286	25,478	134,831	51,163
Total noninterest expense	203,465	116,422	103,420	113,973	111,851	319,887	223,447
Income before income tax expense	32,406	112,883	109,324	97,889	108,248	145,289	193,169
Income tax expense	7,538	24,397	26,100	22,824	25,667	31,935	44,821
Net income	$24,868	$88,486	$83,224	$75,065	$82,581	$113,354	$148,348

Total Consolidated
Net interest income	$252,484	$244,436	$245,307	$237,964	$231,813	$496,920	$453,652
Provision for credit losses	17,253	16,551	22,950	22,630	2,772	33,804	24,664
Noninterest income	73,532	69,920	61,827	76,274	68,911	143,452	132,934
Noninterest expense
Salaries and employee benefits	91,494	91,366	81,997	90,948	89,308	182,860	175,923
Occupancy and equipment expenses	12,555	11,625	11,321	11,524	11,401	24,180	22,078
Data processing and telecommunications expenses	15,571	16,793	16,236	16,058	15,366	32,364	30,221
Other noninterest expenses	123,094	37,296	33,536	36,036	39,185	160,390	78,072
Total noninterest expense	242,714	157,080	143,090	154,566	155,260	399,794	306,294
Income before income tax expense	66,049	140,725	141,094	137,042	142,692	206,774	255,628
Income tax expense	14,603	30,233	32,738	31,013	32,858	44,836	57,859
Net income	$51,446	$110,492	$108,356	$106,029	$109,834	$161,938	$197,769